UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21 , 2011

WWA Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-26927 (Commission File Number)	77-0443643 (IRS Employer Identification No.)

700 Lavaca Street, Suite 1400, Austin, Texas  78701

 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (480) 505-0070

404 W. Powell Lane, Suite 303-304, Austin, Texas  78753

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 21, 2011, WWA Group, Inc. (the “Company”) noticed Infrastructure Developments Corp. (“Infrastructure”) of its intent to convert $2,477,544 due to it on a convertible promissory note into 165,699,842 common shares of Infrastructure valued at $0.014952 per share.

Prior to the transaction on November 21, 2011, the Company owned 21,294,218 shares or 16.5% of Infrastructure 's issued and outstanding common stock. Following the transaction on November 21, 2011, the Company owned 186,994,060 shares or 63.5% of Infrastructure's issued and outstanding common stock.

Eric Montandon, a director and the chief executive officer of the Company, is a director of Infrastructure.

Digamber Naswa, a director and the chief financial officer of the Company, is the chief financial officer of Infrastructure.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are attached as part of this report:

Exhibit

No.              Description

99.1             Infrastructure's financial statements for the three months ended September 30, 2011 and 2010 are attached hereto by reference to page 3 through 12 of Infrastructure's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 18, 2011.

99.2             Infrastructure's audited financial statements for the years ended June 30, 2011 and 2010 are attached hereto by reference to pages F-1 through F-13 of Infrastructure's annual report on Form 10-K filed with the Securities and Exchange Commission on October 7, 2011.

99.3             Pro forma financial information for the nine month period ended September 30, 2011 and for the year ended December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WWA Group, Inc.                                                        Date

By: /s/ Digamber Naswa                                                           December 23, 2011

Name: Digamber Naswa

Title: Chief Financial Officer